Exhibit 23(b)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Form S-3 Registration Statement and related Prospectus of Sequa Corporation regarding the registration of $500.0 million of Debt Securities of our reports dated February 23, 1998 incorporated by reference in Sequa Corporation's Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this Registration Statement and related Prospectus.

                                                         ARTHUR ANDERSEN LLP

New York, New York
December 21, 1998